UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 27, 2010
(January 21, 2010)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rite Aid Corporation (the “Company”) announced on January 21, 2010 that, effective as of June 24, 2010 (the “Effective Date”) at the Company’s annual stockholders meeting, John T. Standley, who is currently President and Chief Operating Officer of the Company, will assume the additional position of Chief Executive Officer of the Company.  As of the Effective Date, Mr. Standley will assume the role of CEO from Mary Sammons, who will remain Chairman of the Board of the Company.

Amended and Restated Employment Agreement with Mr. Standley:

In connection with his appointment, as of January 21, 2010, Mr. Standley and the Company have agreed in principle to modify his Employment Agreement dated September 24, 2008 (the “Amended Agreement”).

The term of the Amended Agreement commenced on September 24, 2008, and unless terminated earlier, will terminate on the date that is three (3) years following June 24, 2010, but will automatically renew for an additional year on each anniversary of the effective date of the Amended Agreement unless either party provides proper written notice of its intention not to renew the Amended Agreement at least 180 days prior to the then end of the term.

Effective June 24, 2010, Mr. Standley’s annual base salary will be increased to $1,000,000 and he will be eligible to earn from such date a target bonus of 200% of his annualized base salary at the end of fiscal year 2011 based on the Company’s achievement of fiscal year 2011 bonus plan targets.  On January 21, 2010, the Company also granted Mr. Standley an option to purchase 2,555,000 shares of the Company’s common stock with an exercise price of $1.52 per share (the “Option”), vesting annually in four (4) equal increments, which may be accelerated under certain circumstances.  Mr. Standley will continue to participate in the Company’s Executive Equity Plan (the “EEP”) which may award a mix of additional options at the closing price of the Company’s common stock on the date of grant and other equity and cash incentives (as determined by the Company’s Compensation Committee).  Upon the occurrence of a Change in Control of the Company, as defined in the Amended Agreement, the Option, in addition to certain previously granted equity awards, shall immediately vest.  In addition, the Amended Agreement also contains certain non-competition provisions as well as severance provisions for compensation in the event of his termination by the Company with or without cause or by Mr. Standley with or without good reason, each as defined in the Amended Agreement.  In the event of termination by the Company without cause or by Mr. Standley with good reason, including upon a Change in Control, Mr. Standley’s severance compensation would include payment of an amount equal to two (2) times the sum of his base salary and annual target bonus and immediate vesting of certain of his equity awards.  Other than as described above, the terms and provisions of the Employment Agreement (taken as a whole), as previously disclosed, remain in full force and effect in all material respects.

Amendment to Employment Agreement with Ms. Sammons

On January 21, 2010 (the “Amendment Effective Date”), Ms. Sammons entered into Amendment No. 4 to her December 5, 1999 Employment Agreement as previously amended (the “Employment Agreement”) with the Company.  Under the terms of Amendment No. 4, Ms. Sammons has agreed to relinquish her position as CEO as of the Effective Date and continue her employment as Chairman of the Board through the Company’s annual stockholders meeting in June 2012, when her Employment Agreement will expire.  As Chairman of the Board, Ms. Sammons will have such duties as are customarily assigned to such position, including continuing to represent the Company in industry and government affairs as well as assisting as needed with strategic initiatives.

From the Amendment Effective Date through fiscal year 2011, the provisions in the Employment Agreement concerning compensation, benefits and severance will continue in full force and effect in accordance with their current terms.  Effective February 27, 2011 (the first day of fiscal year 2012) through the expiration of the Employment Agreement, Ms. Sammons will be entitled to an annual base salary of $350,000 and continued benefits as provided in the amendment but will no longer be eligible to earn a bonus or incentive compensation.  In the event of termination by the Company without cause or by Ms. Sammons for good reason after fiscal year 2011, Ms. Sammons’ severance compensation will thereafter continue to be an amount equal to three (3) times the sum of her base salary in effect immediately prior to June 24, 2010 and her annual target bonus in effect for fiscal year 2011.

The Company issued a press release, dated January 21, 2010, regarding the changes in the leadership positions of Mr. Standley and Ms. Sammons at the Company.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On, and effective as of, January 21, 2010, the Board of Directors of the Company adopted Amended and Restated By-Laws of the Corporation (the “Amended and Restated By-Laws”).  The Amended and Restated By-Laws, among other things:

•
amend the advance notice by-law provisions to require a stockholder proposing business to be transacted at an annual meeting or nominating directors to disclose fully all ownership interests, including derivatives, hedges and other economic and voting interests of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•
establish the position of Chief Executive Officer as a distinct position (rather than as a position that must be combined with either the Chairman of the Board or the President positions), and amend the descriptions of the positions of the Chairman of the Board, President and Vice Presidents accordingly.

The foregoing description of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated By-Laws filed as Exhibit 3.1 hereto, which is hereby incorporated into this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 27, 2010

By:	/s/ Marc A. Strassler
Name:	Marc A. Strassler
Title:	Executive Vice President,
General Counsel and Secretary

Item 9.01       Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Rite Aid Corporation

99.1	Press Release of Rite Aid Corporation, dated January 21, 2010